Exhibit 10.2

RAYTHEON COMPANY

1995 STOCK OPTION PLAN

As amended October 28, 1998

As amended September 21, 2005

RAYTHEON COMPANY

1995 STOCK OPTION PLAN

As amended October 28, 1998

As amended September 21, 2005

1. Definitions. As used in this Raytheon Company 1995 Stock Option Plan the following terms have the following meanings:

1.1 “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than those Persons in control of the Company as of the date hereof or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	A change in the Board of Directors of the Company (the “Board”) such that individuals who as of the date hereof constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)	The consummation of: (a) a plan of complete liquidation of the Company; (b) an agreement for the sale or disposition of all or substantially all of the Company’s assets; (c) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

However, in no event shall a Change in Control be deemed to have occurred for purposes of this Agreement if Optionee is included in a Person that consummates the Change in Control. An Optionee shall not be deemed to be included in a Person by reason of ownership of (i) less than 3% of the equity in the Person or (ii) an equity interest in the Person which is otherwise not significant as determined prior to the Change of Control by a majority of the non-employee continuing directors of the Company.

1.2 “Code” means the Internal Revenue Code of 1986, as amended.

1.3 “Committee” means the Compensation Committee of the Company’s Board of Directors, consisting exclusively of directors who at the relevant time are “outside directors” within the meaning of §162(m) of the Code.

1.4 “Company” means Raytheon Company, a Delaware corporation.

1.5 “Company Officer” means the Chairman of the Board, the President, and any Executive Vice President, Senior Vice President or Vice President of the Corporation.

1.6 “Fair Market Value” means the value of a share of Stock of the Company on any date as determined by the Board.

1.7 “Grant Date” means the date on which an Option is granted, as specified in Section 7.

1.8 “Immediate Family” means any child, stepchild, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

1.9 “Incentive Stock Option” means an Option grant that is intended to meet the requirements of Section 422 of the Code.

1.10 “Non-Statutory Stock Option” means an Option grant that is not intended to be an Incentive Stock Option.

1.11 “Option” means an option to purchase shares of the Stock granted under the Plan.

1.12 “Option Agreement” means an agreement between the Company and an Optionee setting forth the terms and conditions of an Option.

1.13 “Option Period” means the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Option Agreement.

1.14 “Option Price” means the price paid by an Optionee for an Option under this Plan.

1.15 “Option Share” means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.

1.16 “Optionee” means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

1.17 “Plan” means this 1995 Stock Option Plan of the Company.

1.18 “Related Corporation” means a Parent Corporation or a Subsidiary Corporation, each as defined in Section 424 of the Code.

1.19 “Stock” means common stock, $0.01 par value, of the Company.

2. Purpose. This 1995 Stock Option Plan is intended to encourage ownership of Stock by key employees of the Company and its Related Corporations and to provide additional incentive for them to promote the success of the Company’s business. With respect to any Incentive Stock Options that may be granted hereunder, the Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code.

3. Term of the Plan. Options under the Plan may be granted not later than March 21, 2005.

4. Stock Subject to the Plan. At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding options granted under the Plan, exceed 20,000,000 shares, subject, however, to the provisions of Section 15 of the Plan. No Optionee may be granted in any year Options to purchase more than 200,000 shares of Stock, subject to adjustment pursuant to Section 15. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

5. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan (including, without limitation, the provisions of Section 19), the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company: (a) the key employee to receive the Option; (b) the time of granting the Option; (c) the number of shares subject thereto; (d) the Option Price (subject to Section 8 below); (e) the Option Period; and (f) whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. Incentive Stock Options granted under this Plan shall be designated specifically as such. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 5 shall be conclusive.

6. Eligibility. An Option may be granted only to a key employee of one or more of the Company and its subsidiaries. A director of one or more of the Company and its subsidiaries who is not also an employee of one or more of the Company and its subsidiaries shall not be eligible to receive Options.

7. Time of Granting Options. The granting of an Option shall take place at the time specified by the Committee. Only if expressly so provided by the Committee shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

8. Option Price. The Option Price under each Option shall be as determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date.

9. Option Period. No Incentive Stock Option may be exercised later than the tenth anniversary of the Grant Date. No Non-Statutory Stock Option may be exercised later than one day after the tenth anniversary of the Grant Date. An Option may become exercisable in such installments, cumulative or non-cumulative, or may be immediately exercisable, as the Committee may determine.

10. Maximum Size of Incentive Stock Option as Such. To the extent that the aggregate Fair Market Value of Stock for which an Incentive Stock Option becomes exercisable by an Optionee for the first time in any calendar year exceeds $100,000, the portion of such Incentive Stock Option which exceeds such $100,000 limitation shall be treated as a Non-Statutory Stock Option, and not an incentive option under Section 422 of the Code. For purposes of this Section 10, all Incentive Stock Options granted to an Optionee by the Company, as well as any options that have been granted to the Optionee under any other stock incentive plans of the Company or any related corporation which are intended to comply with the provisions of Section 422 of the Code, shall be considered in the order in which they were granted, and the Fair Market Value shall be determined as of the Grant Dates.

11. Exercise of Option.

11.1 An Option may be exercised only by giving written notice, in the manner provided in Section 21 hereof, specifying the number of shares as to which the Option is being exercised, accompanied (except as otherwise provided in Subsection 11.2 of this Section 11) by full payment for such shares in the form of check or bank draft payable to the order of the Company or other shares of the Stock with a current Fair Market Value equal to the Option Price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part thereof. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If such shares are not at that time effectively registered under the Securities Act of 1933, as amended, the Optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that such shares are being purchased for the Optionee’s own account for investment and not with a view to distribution.

11.2 In lieu of payment by check, bank draft or other shares of Stock accompanying the written notice of exercise as described in Subsection 11.2 of this Section 11, an Optionee may, unless prohibited by applicable law, elect to effect payment by including with the written notice referred to in Subsection 11.2 irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company a number of the shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option and, if the Optionee further elects, the Optionee’s withholding obligations with respect to such exercise referred to in Sections 12 or 20, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate exercise price and, if the Optionee has so elected, the amount of such withholding obligation. The Company shall not be required to deliver to such securities broker any stock certificate for such shares until it has received from the broker such exercise price and, if the Optionee has so elected, such withholding obligation amount.

12. Notice of Disposition of Stock Prior to Expiration of Specified Incentive Stock Option Holding Period. The Company may require that the person exercising an Incentive Stock Option give a written representation to the Company, satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of shares purchased upon exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the person making the disposition remit to the Company an amount sufficient to satisfy those requirements.

13. Transferability of Options. Incentive options granted hereunder and nonqualified options granted to individuals other than Company Officers shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the holder thereof only by him or her. Nonqualified options granted hereunder to a Company Officer may be transferred to a member of such Company Officer’s Immediate Family or trusts established solely for the benefit of such Immediate Family members. The holder of an Option or his or her legal representatives, legatees, distributees, or permitted transferees, as the case may be, shall have none of the rights of a stockholder with respect to any shares subject to such Option until such shares have been issued to him or her under this Plan.

14. Termination of Employment or Service. Each Option shall terminate and may no longer be exercised if the Optionee ceases to perform services for the Company or a Related Corporation in accordance with the following:

14.1 If an Optionee ceases to be an active employee of the Company or any Related Corporation other than by reason of death or retirement, absent in any case a determination by the Committee to the contrary, any Options which were exercisable by the Optionee on the date of cessation of active employment may be exercised any time (a) before their expiration date or (b) within the respective periods listed below in this Section 14.1, depending upon the reason for cessation of active employment, whichever is earlier, but only to the extent that the Options were exercisable when active employment ceased. Notwithstanding the foregoing, in the event an Optionee fails to exercise an Incentive Stock Option within three months after the date of termination, such Option will be treated as a Non-Statutory Stock Option pursuant to Section 422 of the Code. The respective periods following cessation of active employment referred to in clause (a) of the first sentence of this Section 14.1 are as follows:

Reason for Cessation of Active Employment	Period Following Last Day of Active Employment Within Which Option May Be Exercised
Medical leave of absence	During such leave

Personal leave of absence	Three months

Discharge for cause or other severance of employment determined by Committee to warrant termination of option	None

Layoff or similar involuntary termination without cause	One Year

Voluntary termination (non-retirement)	Three Months

14.2 If an Optionee’s employment terminates because of death, Options may be exercised at any time before the expiration date or within one year after the date of termination, whichever is earlier, but only (a) if and to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee’s death and (b) by the Optionee’s estate or by the person(s) who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee.

14.3 If an Optionee’s employment terminates because of retirement, any Options which were exercisable by the Optionee on the date of termination of employment may be exercised any time before their expiration date or within three years after the date of termination, whichever is earlier, but only to the extent that the Options were exercisable when employment ceased (absent a determination by the Committee to the contrary at the time any such Options were granted or prior to their expiration date), as provided hereunder. Notwithstanding the foregoing, in the event an Optionee fails to exercise an Incentive Stock Option within three months after the date of his or her retirement, such Option will be treated as a Non-Statutory Stock Option.

15. Anti-Dilution Adjustments. Pro rata adjustment shall be made in the maximum number of shares of Stock subject to the Plan or that may be awarded to any individual in any year to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company. Pro rata adjustments shall be made in the number, kind and price of shares of Stock covered by any outstanding Option hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and similar changes in the capital structure of the Company, or a merger, dissolution or reorganization of the Company, after the date the Option is granted, so that the Optionee is treated in a manner equivalent to that of holders of the underlying Stock.

16. Change in Control. Upon a Change in Control, each outstanding Option shall immediately become fully exercisable, and a registration statement under the Securities Act of

1933, as amended, with respect to shares covered by all outstanding Options, whether to be issued by the Company or by any successor corporation, shall be effective at all times during which the Options may be exercised and, to facilitate resale of the shares, during the twelve months after the last exercise of the Options.

17. Reservation of Stock. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

18. Limitation of Rights in the Option Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee.

19. Termination and Amendment of the Plan. The Committee may at any time terminate the Plan or make such amendment to the Plan as it shall deem advisable, provided that, except as provided in Section 14, the Committee may not, without the approval by the holders of a majority of the Stock, change the classes of persons eligible to receive Options, increase the maximum number of shares available for option under the Plan or extend the period during which Options may be granted or exercised. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

20. Withholding. The Company’s obligations to deliver shares of Stock upon exercise of an Option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee may, at or after grant, permit an Optionee to satisfy such tax withholding requirements by delivery to the Company of shares retained from the Option grant creating the tax obligation having a value equal to the amount to be withheld. The value of shares of Stock to be withheld or delivered shall be based on the Committee’s determination of the Fair Market Value of a share of Stock on the date the amount of tax to be withheld is to be determined.

21. Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to 870 Winter Street, Waltham, Massachusetts 02451, Attention: Senior Vice President - Human Resources and, if to the Optionee, to the address as the Optionee shall last have furnished to the communicating party.